POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Elaine Flud Rodriguez  and John K. Rothermel, her attorney-in-
fact, with full power of substitution for her in any and all capacities, to sign any Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership
on Form 4 and any Annual Statement of Changes in Beneficial Ownership on Form 5 to be filed to report changes in equity securities of EFJ, Inc., and to file the same, with the Securities and
Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his/her substitution, may do so cause to be done by virtue hereof.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2nd day of April, 2008.

Signed:  /s/ Veronica A. Haggart____
Print Name: Veronica A. Haggart